Exhibit 10.2

September 29, 2006

Via Hand Delivery
Mr. Stephen. Agress
36-14 High Street
Fair Lawn, New Jersey 07410

Re:
Stock options granted under the Company’s 1996 Stock Option Plan on June 1, 2000, as modified pursuant to letter agreement dated May 16, 2005, to purchase an aggregate of 100,000 shares of common stock with an exercise price of $2.59 and expiration dates as follows: 20,000 on May 31, 2009, 20,000 on May 31, 2010, 20,000 on May 31, 2011, 20,000 on May 31, 2012 and 20,000 on May 31, 2013 (collectively, the “Stock Option Grant”).

Dear Mr. Agress:

This is to confirm that the Stock Option Grant is modified as follows:

1.
All stock option agreements related to the Stock Option Grant are hereby amended to provide that the Stock Option Grant survives any termination of your employment (whether voluntary, involuntary or otherwise) and remains fully exercisable by you until such time as the Stock Option Grant expires in accordance with the expiration dates as modified by this letter and set forth below.

2.
The expiration dates set forth in the Stock Option Grant are modified as follows: 20,000 shall continue to expire on May 31, 2009; 20,000 shall continue to expire on May 31, 2010; the remaining 60,000 shall also expire on May 31, 2010.

3.	The foregoing modifications were approved by the Compensation Committee of the Board of Directors of the Company on September 20, 2006.

4.
All other terms and conditions of the Stock Option Grant remain in full force and effect. The Stock Option Grant referenced above reflects the revised strike price and expiration dates as set forth in the letter agreement dated May 16, 2005, as well as any “stock splits” to date.

5.	This Agreement may not be changed or terminated without the express written consent of you and the Company.

Please sign the extra copy of this letter in the space below and return it to the Company to confirm your understanding and acceptance of the terms of this letter.

Sincerely,

Innodata Isogen, Inc.

By:  Jack Abuhoff
Chief Executive Officer

Acknowledged and Agreed:

________________________
Stephen Agress

Date: _______________________